UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
April 4, 2012

WESTINGHOUSE SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1475 S. Bascom Ave. Suite 101
Campbell, CA  95008
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Westinghouse Solar, Inc., a Delaware corporation (the “Company”), received written notification on April 4, 2012 from the Listing Qualifications Department of The NASDAQ Stock Market LLC stating that the Company’s common stock is subject to delisting from The NASDAQ Capital Market, pending the Company’s opportunity to request a hearing before the NASDAQ Hearings Panel (the “Panel”).

As previously disclosed, on October 4, 2011, the Company received a notice from the Staff stating that the minimum bid price of the Company’s common stock had been below $1.00 per share for 30 consecutive business days and that the Company was therefore not in compliance with the minimum bid price requirement for continued listing on The NASDAQ Capital Market set forth in Listing Rule 5550(a)(2). The notice indicated that the Company had been granted 180 calendar days, or until April 2, 2012, to regain compliance. The notice received on April 4, 2012 informed the Company of the Staff Determination that the Company had not regained compliance with the minimum bid requirement, and that its common stock is therefore subject to delisting from The NASDAQ Capital Market.  The notice received on April 4, 2012 further indicated that the Company is not eligible for an additional 180 calendar day grace period to regain compliance with the minimum bid price requirement pursuant to Listing Rule 5550(a)(2) because the Company does not currently satisfy all applicable requirements for initial listing on the NASDAQ Capital Market.

Additionally, in the notice received on April 4, 2012, the Staff determined that the Listing of Additional Shares Notification Form submitted by the Company on March 30, 2012 in connection with the Company’s issuance of 1,900,000 shares of Company common stock to Lightway Solar America, Inc., an affiliate of Light Way Green New Energy Co., Ltd, as previously disclosed, did not comply with NASDAQ’s shareholder approval rules set forth in Listing Rule 5635(d), because the Company could potentially issue greater than 20% of its total shares outstanding at a price less than the greater of book or market value.  As a result, this deficiency serves as an additional basis for delisting of the Company’s common stock.

The Company and Light Way Green New Energy Co., Ltd. have entered into an amendment to their OEM Supply Agreement, effective as of April 2, 2012, which prohibits the Company from issuing any more shares of its stock as a method for payment under the OEM Supply Agreement.  On April 10, 2012, the Staff provided written notice to the Company confirming that the amendment allowed the Company to regain compliance with Listing Rule 5635(d) so that the issuance of shares to Lightway Solar America, Inc. no longer serves as a basis for delisting the Company’s common stock.

The Company intends to request a hearing before the Panel to review the Staff Determination, which will stay any action with respect to the Staff Determination and allow the continued listing of the Company’s common stock on The NASDAQ Capital Market until the Panel renders a decision following the hearing. At the hearing, the Company intends to present a plan to regain compliance with the minimum bid price requirement and to request that the Panel allow the Company additional time to regain compliance. There can be no assurance that the Panel will grant the Company’s request for continued listing on The NASDAQ Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 10, 2012

WESTINGHOUSE SOLAR, INC.

By: /s/ Margaret R. Randazzo
Margaret R. Randazzo,
Chief Financial Officer